Exhibit 99.2
Elastic Names Navam Welihinda Chief Financial Officer

Former HashiCorp and IBM executive joins Elastic to play key role in driving next phase of growth
SAN FRANCISCO, February 27, 2025—Elastic ® (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch®, today announced the appointment of Navam Welihinda as chief financial officer, effective February 28, 2025. In this role, Welihinda will serve as the Company’s principal financial officer and principal accounting officer.
Welihinda joins Elastic from Grammarly, where he served as CFO and oversaw corporate finance and corporate development. Before Grammarly, Welihinda spent seven years at HashiCorp, including as CFO, where he played a key role in growing the company, including helping it scale to its IPO and driving profitable growth. In addition to scaling technology companies, Welihinda brings broad financial experience, including finance leadership roles at IBM and investment roles at Insight Venture Partners, American Capital Strategies, and Sierra Ventures.

“Elastic has a massive market opportunity ahead of it with our Search AI Platform and everything we continue to do for our customers around search, GenAI, observability, and security,” said Ash Kulkarni, CEO of Elastic. “Navam’s deep expertise in building multi-product, open source businesses, his experience with consumption-based products, and his proven record of driving strong financial performance will be invaluable as we progress to our next phase of growth and continue to build Elastic into a generational company.”

“Elastic has established itself as the leader in Search AI, delivering an extraordinary track record of growth and innovation,” said Welihinda. “The company’s pace of innovation, helping developers and enterprises prioritize innovation and efficiency across their businesses, using GenAI is impressive. I’m delighted to contribute to the ongoing success of our business as we move forward to our next chapter of growth.”

About Elastic
Elastic (NYSE: ESTC), the Search AI Company, enables everyone to find the answers they need in real-time using all their data, at scale. Elastic’s solutions for search, observability, and security are built on the Elastic Search AI Platform, the development platform used by thousands of companies, including more than 50% of the Fortune 500. Learn more at elastic.co.
Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.
Forward-Looking Statements
Certain statements herein are forward-looking statements that are subject to risks and uncertainties, which include but are not limited to, statements regarding the appointment and role of Mr. Welihinda as our chief financial officer, our expectation regarding market opportunities, and demand for our products. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to the future conduct and growth of Elastic’s business and the markets in which Elastic operates. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" and elsewhere in our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and other subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic's website at ir.elastic.co and the SEC's website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.
Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.
Contact:    Anthony Luscri
Elastic Investor Relations
ir@elastic.co

Alexia Russell
Elastic Corporate Communications
PR-Team@elastic.co